Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP TO PURSUE $130,000,000 PRIVATE PLACEMENT OF SENIOR NOTES

CHESTER, WV — February 26, 2003 — MTR Gaming Group, Inc. (Nasdaq National Market:MNTG) today announced that it is pursuing the issuance of $130,000,000 of Senior Notes through a private placement.

The Company will use the proceeds of the proposed offering of Senior Notes to repay the existing credit facility, pay the costs of the offering, and for general corporate purposes, including the repurchase of up to $30 million of the Company’s common stock in amounts and at times determined by the Company’s Board of Directors from time to time.  The Senior Notes offering is intended to provide the Company the flexibility to pursue its plans to develop Presque Isle Downs in Erie, Pennsylvania, acquire Scioto Downs in Columbus, Ohio, and repurchase common stock.  The Company expects the offering to be completed in March.

The Senior Notes will rank senior in right of payment to any of MTR’s subordinated indebtedness and will rank equally with any of MTR’s senior indebtedness.  The Senior Notes will effectively rank junior to MTR’s proposed third amended and restated revolving credit facility in an amount between $40 million and $50 million and any of MTR’s other secured indebtedness, in each case to the extent of collateral securing such indebtedness.  The Senior Notes will have a fixed rate of interest and require payments of interest only for a term of seven years.  The Senior Notes will be unconditionally guaranteed on a senior unsecured basis by all of MTR’s current and future operating subsidiaries.

The Senior Notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.  It is anticipated that MTR subsequently will file a registration statement under the Securities Act of 1933 to effect an exchange offer of registered Senior Notes.

About MTR Gaming Group

MTR Gaming Group, Inc. owns and operates the Mountaineer Race Track & Gaming Resort in Chester, West Virginia, which currently encompasses a thoroughbred racetrack with off-track betting and export simulcasting, 3,000 slot machines, 359 hotel rooms, golf course, spa & fitness center, theater and events center, convention center and fine dining and entertainment.  The Company also operates the Ramada Inn and Speedway Casino in North Las Vegas.  MTR recently obtained a license to build a new thoroughbred racetrack with parimutuel wagering in Erie, Pennsylvania (judicial review pending), and signed a Merger Agreement with Scioto Downs, Inc. for Scioto to become a wholly owned subsidiary of MTR (subject to various customary conditions as reported on Form 8-K filed with the Securities and Exchange Commission on December 24, 2002).  Named to Forbes’ Best 200 Small Companies List (#38), Business Week’s Top 100 Hot Growth Companies List (#49), and Fortune’s 100 Fastest Growing Companies List (#48), MTR is included on the Russell 2000® and Russell® 3000 Indexes.  For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things, future plans and operating results, and specifically, the Company’s pursuit and expected amount of the proposed private placement and the subsequent exchange and registration of Senior Notes. Such statements are based on the Company’s current plans and expectations.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include but are not limited to, satisfaction of customary closing conditions, including but not limited to regulatory approvals, changing market conditions, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.

The Company does not intend to update publicly any forward-looking statements, except as may be required by law.

For Additional Information, Please Contact:
MTR Gaming Group, Inc.	Investor Relations Counsel:
Edson R. (Ted) Arneault, President & CEO	The Equity Group Inc.
(304) 387-8300	www.theequitygroup.com
www.mtrgaming.com	Lauren Barbera (212) 836-9610
lbarbera@equityny.com
Loren G. Mortman (212) 836-9604

####